                                                        Exhibit 4.12

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF CERTAIN STATES, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS AVAILABLE.


                             U N I T  W A R R A N T
                             ----------------------


                          PARTECH HOLDINGS CORPORATION

             (Incorporated under the Laws of the State of Delaware)


No. W-___


        THIS IS TO CERTIFY that, for value received, __________________ or assigns (the "Holder") is entitled, subject to the terms and conditions set forth herein, to purchase, at an aggregate purchase price of One Dollar ($1.00), securities of PARTECH HOLDINGS CORPORATION, a Delaware corporation (the "Company"), from the Company as described herein.

        This Warrant shall expire upon the earlier of the exercise or conversion in full of this Warrant or June __, 1999. This Warrant is part of an offering of Convertible Units (the "Units"), each Unit consisting of one 6% Secured Note, (a "Note"), and one Warrant (a "Unit Warrant). Each Unit Warrant is pari passu with each other Unit Warrant of such series with respect to all rights and preferences. The Units have been issued pursuant to a

Subscription Agreement dated as of June 15, 1994 between the Company and the holders of the Unit Warrants (the "Subscription Agreement"), which contains representations and warranties and additional covenants of the Company with respect to the Units. THE PROVISIONS OF THE SUBSCRIPTION AGREEMENT ARE INCORPORATED HEREIN BY REFERENCE.

        1. EXERCISABILITY. Upon an underwritten public offering by the Company of its securities (the "Underwritten Offering"), this Warrant shall be exercisable to purchase securities identical to those to be offered by the Company pursuant to the Underwritten Offering (the "Underwritten Securities") in a number equal to $__,000 divided by 100% (subject to adjustment as provided below) (the "Exercise Factor") of the public offering price of the Underwritten Securities (E.G., if the public offering price of the Underwritten Securities is $10.00, the Holder would receive _,000 ($__,000 / 100% of $10) of such securities upon exercise of this Warrant). If the registration statement with respect to the Underwritten Offering is declared effective and the Underwritten Securities have commenced trading on or prior to September 30, 1994 and the closing with respect to the Underwritten Offering (the "Closing") takes place on or prior to October 7, 1994, this Warrant shall (if not previously exercised) be deemed exercised, without any further action on the part of the Holder, for the Warrant Securities (defined below) at the Closing. The securities issuable to the Holder upon exercise of this Warrant (the "Warrant Securities") shall be included in the registration statement with respect to the Underwritten Offering for registration under the Securities Act of 1933, as amended (the "Act"), and the Holder shall be entitled to sell the Warrant Securities simultaneously with the Underwritten Securities sold for the account of





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
the Company pursuant to the Underwritten Offering, subject only to the Underwriter's Holdback (as defined in Section 4(a) hereof).

        In the event the registration statement with respect to the Underwritten Offering is declared effective or the Underwritten Securities commence trading after September 30, 1994, or if the Closing does not occur on or before October 7, 1994, the Exercise Factor shall decrease by 4% (four percentage points) for each additional month or partial month thereafter (I.E., 96% for October 1, 1994 through October 31, 1994, 92% for November 1, 1994 through November 30, 1994, etc.).

        Notwithstanding anything to the contrary contained in this Warrant or otherwise, the Holder shall not be required to exercise this Warrant if the Company has not complied with all of its obligations hereunder.

        2. MANNER OF EXERCISE. In case of the purchase of less than all the securities as to which this Warrant is exercisable, the Company shall cancel this Warrant upon the surrender hereof and shall execute and deliver a new warrant of like tenor for the balance of the securities purchasable hereunder. Upon the exercise of this Warrant, the issuance of certificates for securities, properties or rights underlying this Warrant shall be made forthwith (and in any event within five (5) business days thereafter) without charge to the Holder including, without limitation, any tax that may be payable in respect of the issuance thereof, and such certificates shall be issued in the name of, or in such names as may be directed by, the Holder; provided, however, that the Company shall not be required to pay any tax in respect of income or capital gain of the Holder or any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder (a "Transfer Tax"), and the Company





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shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of any such Transfer Tax or shall have established to the satisfaction of the Company that any such Transfer Tax has been paid.

        If and to the extent this Warrant is exercised, in whole or in part, the Holder shall be entitled to receive a certificate or certificates representing the shares of Common Stock so purchased, upon presentation and surrender to the Company of this Warrant, with the form of subscription attached hereto duly executed, and accompanied by payment of the purchase price.

        3. ALTERNATIVE EXERCISE. If the Underwritten Offering is not effective and the Underwritten Securities have not commenced trading by September 30, 1994 (or if the Underwritten Offering is terminated prior thereto) and the Notes have then been repaid in full, this Warrant shall alternatively, at the option of the Holder, be exercisable at an exercise price of $1.00 per warrant and shall entitle the Holder to receive a number of shares of the Company's common stock, par value $.05 per share (the "Common Stock"), equal to (i) the original principal amount of the corresponding Note held by the Holder divided by (ii) 100% (subject to reduction as described below) (the "Alternative Exercise Factor") of the closing bid price of the Common Stock on the day of the first exercise under this Section 3 (the "Alternative Conversion Shares") (e.g., if such closing bid price of the Common Stock was $5, the Holder would receive _,000 ($10,000 / 100% of $5) upon exercise of this Warrant). The Holder may, at its option, any time thereafter demand registration, in whole or in part, of such Alternative Conversion Shares in accordance with the provisions of Section 4 hereof.





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        4.       REGISTRATION.  (a)  The Company shall cause the Warrant
Securities issuable upon exercise of this Warrant to be registered under the Act pursuant to the registration statement (the "Registration Statement") to be filed with respect to the Underwritten Offering. The Holder shall be entitled to sell the Warrant Securities simultaneously with the Underwritten Securities sold for the account of the Company pursuant to the Underwritten Offering, subject only to a restriction on selling for a period of 180 days following the effective date of the registration statement with respect to the Underwritten Offering (the "Underwriter's Holdback"), which restriction may be waived in the sole discretion of Berkeley Securities Corporation (the "Underwriter"). The Company shall use its best efforts to cause the registration statement with respect to the Underwritten Offering to be declared effective by the Securities and Exchange Commission (the "Commission") on or before September 30, 1994.
The Company shall cause the registration statement to be declared effective by the Commission with respect to the Underwritten Offering simultaneously with respect to the offering of the Warrant Securities, unless holders of a majority of the Units (which majority must include Generation Capital Associates (a "Majority-in-Interest") have given the Company prior written consent to the contrary, which consent may be given or withheld in their sole discretion. The Company shall take all other action necessary under any federal or state law or regulation to permit the Securities to be sold or otherwise disposed of, and will maintain such compliance from the date of effectiveness of the Registration Statement until nine months from such date in order to effect such proposed sale or other disposition.
                 (b) In the event the Registration Statement with respect to the Underwritten Offering is not effective or the Underwritten Securities have not commenced





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trading for any reason whatsoever by September 30, 1994 (or if the Underwritten
Offering is terminated prior thereto), a Majority-in-Interest shall have the right, exercisable upon written request to the Company, to have the Company file with the Commission a registration statement and such other documents, including a prospectus, as may be necessary, in the opinion of counsel to the Majority-in-Interest, to comply with the provisions of the Act, so as to permit a public offering of the Alternative Conversion Shares (the "Demand Registration").

                 (c) In connection with the registration of securities pursuant to Section 4(a) or (b) hereof, the Company and the Holder covenant and agree as follows:

                 (i) The Company shall use its best efforts to cause the Registration Statement to be declared effective at the earliest possible time, and shall furnish the Holder such number of prospectuses as the Holder shall reasonably request. The Company shall cause the Registration Statement to remain effective, and shall file all post-effective amendments necessary, to cause the Registration Statement to remain effective until nine months following the effective date of such registration, except in the case of any warrants issuable hereunder, in which case the Company shall cause the Registration Statement to remain effective until nine months following the expiration date of such warrants.

                 (ii) The Company shall pay all costs, fees and expenses incurred by the Company and the Holder in connection with the Registration Statement and the offering thereunder including, without limitation, the Company's legal and accounting fees, fees and expenses of the Holder's counsel, printing expenses





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        and blue sky fees and expenses (but excluding discounts or selling commissions of any underwriter or broker-dealer acting on behalf of the Holder).

                 (iii) The Company shall take all necessary action which may be reasonably required in qualifying or registering the securities included in the Registration Statement for offering and sale under the securities or blue sky laws of all states reasonably requested by the Holder, provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

                 (iv) The Company shall indemnify the Holder and each person, if any, who controls the Holder within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from the Registration Statement, in accordance with the terms and conditions set forth in Exhibit H of the Subscription Agreement.

                 (v) The Holder shall indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim





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
        whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of the Holder for specific inclusion in the Registration Statement, in accordance with the terms and conditions set forth in Exhibit H of the Subscription Agreement.

                 (vi) The Company shall, as soon as practicable after the effective date of the Registration Statement, and in any event within fifteen (15) months thereafter, make "generally available to its security holders" (within the meaning of Rule 158 under the Act) an earnings statement (which need not be audited) complying with Section 11(a) of the Act and covering a period of at least twelve (12) consecutive months beginning after the effective date of the Registration Statement.

                 (vii) The Company shall (A) deliver promptly to the Holder, upon request, copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the Registration Statement and (B) permit the Holder to perform such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the Registration Statement, as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. Such investigation shall include, but not be limited to, access to financial and accounting information and opportunities to discuss the business of the Company with the Company's officers and independent auditors, all to




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        such reasonable extent, at such reasonable times and as often as the
        Holder shall reasonably request.

                 (viii) The Company shall furnish to the Holder a signed counterpart, addressed to the Holder, of (A) the opinion of counsel to the Company, dated the closing date with respect to the Registration Statement, and (B) the "cold comfort" letter, dated the closing date with respect to the Registration Statement, in each case, delivered to the underwriter(s) in connection with the Underwritten Offering.

                 (ix) The Company shall cause all securities of the Holder registered pursuant to a Registration Statement to be listed on any national securities exchange or quoted on any automated quotation system on which similar securities of the Company are then listed or quoted.

        5. NO REQUIREMENT TO EXERCISE. Nothing contained in this Warrant shall be construed as requiring the Holder to exercise this Warrant prior to or in connection with the effectiveness of a registration statement.

        6. NO STOCKHOLDER RIGHTS. This Warrant shall not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company, or to any other rights whatsoever except the rights herein expressed, and, no dividends shall be payable or accrue in respect of this Warrant or the interest represented hereby or the securities purchasable hereunder until or unless, and except to the extent that, this Warrant shall be exercised.

        7. EXCHANGE. This Warrant is exchangeable upon the surrender hereof by the Holder to the Company for new warrants of like tenor representing in the aggregate the





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right to purchase the number of securities purchasable hereunder, each of such new warrants to represent the right to purchase such number of securities as shall be designated by the Holder at the time of such surrender.

        Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation hereof, if mutilated, the Company will make and deliver a new warrant of like tenor and amount, in lieu hereof.

        8. ELIMINATION OF FRACTIONAL INTERESTS. The Company shall not be required to issue certificates representing fractions of securities upon the exercise of this Warrant, nor shall it be required to issue scrip or pay cash in lieu of fractional interests. All fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of securities, properties or rights receivable upon exercise of this Warrant.

        9. RESERVATION AND LISTING OF SECURITIES. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of this Warrant, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise hereof. The Company covenants and agrees that, upon exercise of this Warrant and payment of the purchase price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder. As long as this Warrant shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon the





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exercise of this Warrant to be listed (subject to official notice of issuance)
on all securities exchanges and quoted by all automated quotation reporting systems on or by which the Common Stock may then be listed and/or quoted.

        10. NOTICES TO HOLDER. If at any time prior to the expiration of this Warrant or its exercise, any of the following events shall occur:

                 (a) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

                 (b) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

                 (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed; then, in any one or more of said events, the Company shall give written notice of such event to the Holder at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such





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        proposed dissolution, liquidation, winding up or sale.  Such notice shall specify such record date or the date of closing the transfer books, as the case may be.

        11. INFORMATIONAL REQUIREMENTS. The Company will transmit to the Holder such information, documents and reports as are generally distributed to stockholders of the Company concurrently with the distribution thereof to such stockholders.

        12. NOTICE. Notices to be given to the Company or the Holder shall be deemed to have been sufficiently given if delivered personally (with delivery confirmed by receipt signed by recipient) or sent by overnight courier or messenger or sent by registered or certified mail (air mail if overseas), return receipt requested, or by telex, facsimile transmission, telegram or similar means of communication with delivery confirmed. Notices shall be deemed to have been received on the date of personal delivery, telex, facsimile transmission, telegram or similar means of communication, or if sent by overnight courier or messenger, shall be deemed to have been received on the next delivery day after deposit with the courier or messenger, or if sent by certified or registered mail, return receipt requested, shall be deemed to be delivered on the third business day after the date of mailing. The address of the Company is 3366 Riverside Drive, Suite 200, Columbus, Ohio 43221, Facsimile Number (614) 538-0670, and the Company shall give written notice of any change of address to the Holder. The address of the Holder shall be the address of the Holder as set forth in the books and records of the Company.

        13. CONSENT TO JURISDICTION AND SERVICE. The Company consents to the jurisdiction of any court of the State of New York, and of any federal court located in New York, in any action or proceeding arising out of or in connection with this Warrant. The





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Company waives personal service of any summons,  complaint or other process in connection with any such action or proceeding and agrees that service thereof may be made, by certified mail directed to the Company at the location provided for in Section 12 hereof, or, in the alternative, in any other form or manner permitted by law.

        14. SUCCESSORS. All the covenants and provisions of this Warrant shall be binding upon and inure to the benefit of the Company, the Holder and their respective heirs, legal representatives, successors and assigns.

        15. GOVERNING LAW. THIS WARRANT SHALL BE GOVERNED, CONSTRUED AND INTERPRETED UNDER THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE RULES GOVERNING CONFLICTS OF LAW.

        IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by the signature of its President and its seal affixed and attested by its Secretary and delivered it in New York, New York.
No. W-___

Dated:  June __, 1994

                                        PARTECH HOLDINGS CORPORATION


                                        By:_____________________________________
                                           Name: John E. Rayl
                                           Title: President and Chief
                                                  Executive Officer
[Corporate Seal]

ATTEST:

____________________________
          Secretary





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

                                   ASSIGNMENT

                          To Be Executed by the Holder
                        If He/She Desires To Assign The
                            Warrant In Its Entirety

FOR VALUE RECEIVED, ____________________ hereby sells, assigns and transfers unto ___________________________________________________________ the right to
(Please insert Social Security or other identifying number of Assignee) purchase _____________ securities of the within named Company evidenced by the within Warrant, together will all right, title and interest therein, and does hereby irrevocably constitute and appoint attorney ___________________________ to transfer the said Warrant on the books of said Company, with full power of substitution in the premises.

Dated:         __________________, 199_



                                        ________________________________________
                                        (Signature)

NOTE: The signature to this Assignment must correspond with the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatever.


                                        SIGNATURE GUARANTEED:


                                        ________________________________________





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
                         [FORM OF ELECTION TO PURCHASE]



        The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by this Warrant Certificate for, and to purchase securities of PARTECH HOLDINGS CORPORATION and herewith makes payment of $1.00 therefor, and requests that the certificates for such securities be issued in the name of, and delivered to _____________________, whose address is __________________________________________.

Dated:


                                        Signature_______________________________
                                        (Signature must conform in all respects
                                        to name of holder as specified on the
                                        face of the Warrant Certificate)




                                        ________________________________________
                                        (Insert Social Security or Other
                                        Identifying Number of Holder)





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